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                                                                   EXHIBIT 23(B)



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm as experts under the caption "Independent Accountants" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-14791) and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of $3,500,000,000 of Debt Securities, Preferred Stock and Depositary Shares of the Company and to the incorporation by reference therein of our report dated January 7, 1997 with respect to the consolidated financial statements and financial statement schedule of the Company included in its Annual Report on Form 10-K for the year ended November 30, 1996, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP
                                                        Ernst & Young LLP



New York, New York
October 17, 1997